UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 12, 2014

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027

(Address of Principal Executive Offices) (Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On November 12, 2014, Willbros Group, Inc. (the “Company”) amended, and obtained certain waivers under, the Credit Agreement dated as of August 7, 2013 (as amended by the First Amendment dated as of December 12, 2013 and as further amended by the Second Amendment dated as of April 1, 2014, the “Existing Credit Agreement”), pursuant to the Waiver and Third Amendment to the Credit Agreement dated as of November 12, 2014 (the “Third Amendment”), among the Company, certain subsidiaries of the Company, as guarantors, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions party thereto as lenders.

The Third Amendment amends the Existing Credit Agreement to modify certain financial covenants governing the leverage ratio and the interest coverage ratio and waives any defaults or events of default under the Existing Credit Agreement as a result of the matters disclosed in Item 4.02 of the Company’s Current Report on Form 8-K filed on October 22, 2014 and in the Company’s Form 12b-25 filed on November 12, 2014.

The above description is only a summary of certain provisions of the Third Amendment and is qualified in its entirety by reference to the provisions of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Third Amendment set forth under Item1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

10.1	Waiver and Third Amendment dated as of November 12, 2014, to the Credit Agreement dated as of August 7, 2013, among Willbros Group, Inc., the Guarantors, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: November 17, 2014	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Waiver and Third Amendment dated as of November 12, 2014, to the Credit Agreement dated as of August 7, 2013, among Willbros Group, Inc., the Guarantors, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.